UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 24, 2003

MSB FINANCIAL, INC. (Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation	0-24898 (Commission File Number)	38-3203510 (IRS Employer Identification No.)
107 North Park Street, Marshall, Michigan (Address of principal executive offices)	49068 (Zip Code)

Registrant's telephone number, including area code (269) 781-5103

N/A (Former name or former address, if changed since last report)
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Item 5. Other Events and Regulation FD Disclosure.

            On September 2, 2003, Monarch Community Bancorp, Inc. ("Monarch Community Bancorp"), the parent company of Monarch Community Bank, and MSB Financial, Inc. ("MSB Financial"), the parent company of Marshall Savings Bank, F.S.B., entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which MSB Financial will merge with and into Monarch Community Bancorp. Concurrently with the merger, it is expected that Marshall Savings Bank will merge with and into Monarch Community Bank. The parties filed a Form 8-K on September 5, 2003 announcing the merger. The Merger Agreement and the press release were filed as exhibits to the Form 8-K filed on September 5, 2003.

            On September 24, 2003, Monarch Community Bankcorp and MSB Financial executed an Amended and Restated Agreement and Plan of Merger ("Amended Merger Agreement") in order to make technical revisions to the Merger Agreement.

            A copy of the Amended Merger Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 7. Financial Statements and Other Exhibits.

Exhibit 2.1	Amended and Restated Agreement and Plan of Merger, dated September 24, 2003, by and between Monarch Community Bancorp, Inc., Monarch Acquisition Corp. and MSB Financial, Inc.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MSB FINANCIAL, INC.

Date: September 26, 2003	By: /s/ Charles B. Cook Charles B. Cook President and Chief Executive Officer

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